UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2019

Date of Report (Date of earliest event reported)

RenovaCare, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30156

(Commission File Number)

98-0384030

(I.R.S. Employer Identification No.)

9375 East Shea Blvd.

Suite 107-A

Scottsdale, AZ 85260

(Address of principal executive offices)

(888) 398-0202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	RCAR	OTC Pink

Item 1.01. Entry into a Material Definitive Agreement

On July 1, 2019 RenovaCare, Inc. (the “Company”) and Rodney L. Sparks (“RLS”), executed an executive services consulting agreement, effective July 1, 2019, a form of which is attached as Exhibit 10.1 hereto, in which RLS, will serve as the Company’s Vice President of Intellectual Property. Pursuant to an Executive Services Consulting Agreement, Dr. Sparks will be compensated $2,200 per month and, at the discretion of the Board, he shall be eligible for equity stock options or equity awards pursuant to the Company's equity incentive compensation plans in effect from time to time.

Dr. Rodney Sparks has over 30 years’ experience as a scientist, and lawyer representing biotechnology and pharmaceutical companies and universities in the United States and abroad. His experience includes tenure at the 170 year old firm, Drinker Biddle & Reath LLP, as well as private practice at Morgan, Lewis and Bockius LLP, and at Akin, Gump, Strauss, Hauer and Feld. Dr. Sparks serves as Senior Biotechnology Patent Counsel Emeritus for the University of Virginia Licensing & Ventures Group, and previously served as an Advisor to RenovaCare.

Dr. Sparks has published and lectured at national and international meetings on numerous patent and licensing topics, and served an adjunct faculty member of the University of Virginia School of Law while co-directing a law school clinic in patent law and licensing. He is a member of the American Intellectual Property Law Association and serves on the Biotechnology, Inter Partes Patent Proceedings, Licensing and Management of IP Assets, and Patent-Relations with the PTO committees of that organization. He also is a member of the Association of University Technology Managers. Prior to becoming a lawyer, Dr. Sparks was as an academic scientist. After completing work on his Ph.D. at the University of Texas Health Science at San Antonio, Dr. Sparks completed postdoctoral training in the cellular and molecular biology of cancer at the Johns Hopkins University and was a research fellow at the Mayo Clinic. He was on the faculty of the Oregon Health Sciences University School of Medicine and was then a tenured faculty member at Tulane Medical School. While on the faculty at Tulane, he graduated from the evening program of the Loyola University School of Law.

SECTION 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On June 27, 2019, the Company issued a press release announcing the appointment of Dr. Rodney L. Sparks as Vice President of Intellectual Property. A copy of the press release is attached as Exhibit 99.1 to this report.

A copy of the press release is attached as Exhibit 99.1 hereto.

Except for the historical information presented in this document, the matters discussed in this Report, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Report should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Report. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Report and in the Registrant’s other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant’s business.

The information in this Item 7.01 of this Current Report on Form 8-K (this “Report”) and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Report shall not be incorporated by reference into any filing with the SEC made by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

No.	Description
10.1	Executive Services Consulting Agreement, dated July 1, 2019, by and between RenovaCare, Inc. and Rodney Sparks.
99.1	Press Release dated June 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 3, 2019.

RenovaCare, Inc.

By: /s/ Harmel Rayat

Name: Harmel Rayat

Title: Chief Executive Officer and Chairman